SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2009 (May 4, 2009)

GUIDED THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

4955 Avalon Ridge Pkwy, Suite 300 Norcross, Georgia (Address of Principal Executive Offices)	30071 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
SIGNATURES

Item 1.02.          Termination of a Material Definitive Agreement.

On May 4, 2009, InterScan, Inc., a subsidiary of Guided Therapeutics, Inc., and NIMCO, Inc. jointly agreed to end a license agreement between the two companies granting InterScan, Inc. a license to certain intellectual property related to microporation of the skin to collect interstitial fluid (ISF).  Under terms of the agreement, InterScan, Inc. was paying NIMCO, Inc. approximately $90,000 per calendar quarter for the rights.  InterScan, Inc. retains the rights to intellectual property that it developed related to collection, handling and testing of ISF.  The company expects a savings of approximately $360,000 in 2009 as a result of the cancelled agreement.  The intellectual property covered by the agreement is not part of Guided Therapeutics' core cancer detection business.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

/s/ MARK L. FAUPEL
By:	Mark L. Faupel, Ph.D.
CEO & President

Date: May 8, 2009